UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_________________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
May 16, 2024
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CLEARPOINT NEURO, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-34822	58-2394628
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
120 S. Sierra Ave., Suite 100
Solana Beach, California 92075
(Address of principal executive offices, zip code)
(888) 287-9109
(Registrant’s telephone number, including area code)
_________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CLPT	Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.
The annual meeting of the stockholders of ClearPoint Neuro, Inc. (the “Company”) was held on May 15, 2024 (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted to approve the adoption of the ClearPoint Neuro, Inc. Fifth Amended and Restated 2013 Incentive Compensation Plan (the “Plan”). The Company’s Board of Directors had previously adopted and approved the Plan, subject to stockholder approval. A description of the terms and conditions of the Plan is set forth in the Company’s 2024 Proxy Statement, filed with the Securities and Exchange Commission on April 5, 2024 (the “Proxy Statement”) under “Proposal 4 - Approval of the Fifth Amended and Restated 2013 Incentive Compensation Plan,” and such description is incorporated herein by reference. The descriptions set forth herein and in the Proxy Statement are summaries and are qualified in their entirety by the full text of the Plan, a copy of which is incorporated by reference to Exhibit 10.1 to this Current Report on Form 8-K.
Item 5.07.     Submission of Matters to a Vote of Security Holders.
At the Annual Meeting, the Company’s stockholders considered and voted on the following proposals:

(1)	The election of eight directors to serve until the 2025 annual meeting of stockholders;

(2)	The ratification of the appointment of Cherry Bekaert LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024;

(3)	The advisory approval of executive compensation; and

(4)	The approval of the Company’s Fifth Amended and Restated 2013 Incentive Compensation Plan.
Each proposal was approved and the final voting results for each proposal are described below. For beneficial owners holding the Company’s common stock at a bank or broker institution, a “broker non-vote” occurred if the owner failed to give voting instructions, and the bank or broker was otherwise restricted from voting on the owner’s behalf.

1.Election of Directors. The following named persons were elected as directors of the Company to serve until the 2025 annual meeting of stockholders or until their successors have been duly elected and qualified or until their earlier death, resignation, disqualification or removal. The votes were cast as follows:

Name	For	Withheld	Broker Non-Votes
Joseph M. Burnett	12,037,171	151,028	6,843,085
R. John Fletcher	11,734,172	454,027	6,843,085
Lynnette C. Fallon	11,780,550	407,649	6,843,085
Pascal E.R. Girin	11,771,794	416,405	6,843,085
B. Kristine Johnson	11,730,889	457,310	6,843,085
Matthew B. Klein	11,850,463	337,736	6,843,085
Linda M. Liau	11,716,020	472,179	6,843,085
Timothy T. Richards	11,625,429	562,770	6,843,085

2.Ratification of Independent Registered Public Accounting Firm. The stockholders ratified the appointment of Cherry Bekaert LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024. The votes were cast as follows:

For	Against	Abstentions	Broker Non-Votes
18,941,669	68,614	21,001	—

3.Advisory approval of executive compensation. The stockholders, on an advisory basis, approved the compensation of the Company’s executives. The votes were cast as follows:

For	Against	Abstentions	Broker Non-Votes
11,126,888	629,515	431,796	6,843,085

4.Approval of the Fifth Amended and Restated 2013 Incentive Compensation Plan. The stockholders approved the Company’s Fifth Amended and Restated 2013 Incentive Compensation Plan. The votes were cast as follows:

For	Against	Abstentions	Broker Non-Votes
11,045,314	699,499	443,386	6,843,085
Item  9.01     Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1
Fifth Amended and Restated 2013 Incentive Compensation Plan (filed as Appendix A to ClearPoint Neuro, Inc.’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 5, 2024 and incorporated herein by reference).

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2024	CLEARPOINT NEURO, INC.

	By:	/s/ Danilo D’Alessandro
Danilo D’Alessandro
Chief Financial Officer